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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
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                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) - March 15, 2000


                           ELECTRIC FUEL CORPORATION
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              (Exact Name of Registrant as Specified in Charter)




                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


         0-23336                                          95-4302784
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  (Commission File Number)                     (IRS Employer Identification No.)


          120 Wood Avenue South, Suite 300, Iselin, New Jersey 08830
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              (Address of principal executive offices)(Zip Code)


                                (732) 635-7100
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             (Registrant's telephone number, including area code)


            This is page 1 of __ pages (including Exhibits)
                   Exhibit Index appears on page __.
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  ITEM 5.  OTHER ITEMS

     On March 15, 2000, Electric Fuel Corporation (the "Company") entered into a Share and Assets Purchase Agreement (the "MERGER AGREEMENT") with Tadiran Limited, Tadiran Batteries Limited and Tadiran Electric Industries. Pursuant to the Merger Agreement, the Company will acquire Tadiran Batteries Ltd., a subsidiary of Koor Industries Limited ("KOOR") for $40,000,000 in the Company's Common Stock, which equals 2,335,767 shares, valued at $17.125 per share, and was the price on March 8, 2000, when the parties reached this agreement in principle (the "PURCHASED SHARES"), subject to adjustment as set forth below.

     The number of total shares of the Company's Common Stock to be issued for Tadiran Batteries Ltd. is subject to upward adjustment if the average closing price of the Company's Common Stock on the Nasdaq National Market over the 30 days immediately preceding the first anniversary of the closing date of the Merger Agreement falls below $17.125, subject to a maximum of 583,941 shares to be issued. If less than 583,941 shares are so issued, Tadiran Limited will have an option to purchase, at a price of $20.55 per share, up to such number of shares of Common Stock representing the difference between (a) 583,941 multiplied by a fraction, the numerator of which is 2,335,767 minus the number of all shares of Common Stock sold by Tadiran Limited until the first anniversary of the closing and the denominator of which is 2,335,767, and (b) the number of shares of Common Stock the Company is obligated to issue in satisfaction of its obligations under the acquisition adjustment provisions.

     Concurrently with the Merger Agreement, the Company entered into a Stock Purchase Agreement (THE "PURCHASE AGREEMENT") with Koor pursuant to which Koor will acquire 613,139 shares of the Company's Common Stock, at $17.125 per share, for a total cash investment of $10,500,000. If, within the 90 days immediately following the closing date of the Purchase Agreement, the Company issues Common Stock or securities convertible into Common Stock at a price per share below $17.125, other than to its employees and consultants under its stock option plan, then the Company will issue to Koor in accordance with the Purchase Agreement either additional Common Stock or, at Koor's discretion, warrants to purchase two times the number of Common Stock that the Company otherwise would be obligated to so issue.

     The closing of the Merger Agreement is subject to certain customary closing conditions and waiting periods, including, without limitation, the receipt of the required corporate approval of Tadiran Limited and Tadiran Batteries, the receipt of the approval of the applicable Israeli governmental authorities, the receipt of the approval of the Israeli Restrictive Trade Practices Authority,
the closing of the investment by Koor under the Purchase Agreement and the receipt of a tax ruling of the Israeli Revenue Authority. The closing is expected to occur on April 15, 2000, or such later date as mutually agreed upon by the parties.
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     In connection with the Merger Agreement and Purchase Agreement, the Company
has entered into a Registration Rights Agreement with Koor and Tadiran Limited pursuant to which it agrees to provide them certain registration rights.

     The Company also has entered into a Voting Rights Agreement (the "VOTING AGREEMENT") with Robert S. Ehrlich and Yehuda Harats, respectively, the Company's chairman and chief executive officer, Koor, and Tadiran Limited.
Under the Agreement, each of Robert S. Ehrlich and Yehuda Harats shall vote all Common Stock or other voting securities of the Company over which they have control, and take other necessary or desirable actions within their control, so that Jonathan Kolber shall serve as a member of the Company's Board of Directors. The Agreement also provides that each of Koor and Tadiran Limited shall take all such actions with respect to their Common Stock or other voting securities of the Company over which they have control so that each of Robert S. Ehrlich and Yehuda Harats shall serve as members of the Company's Board of Directors.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.  A list of exhibits is given in the Exhibit Index that precedes
       --------   the exhibits filed with this report.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                ELECTRIC FUEL CORPORATION
                                -------------------------
                                     (Registrant)



Date:   March 24, 2000          By: /s/  Robert S. Ehrlich
                                   -------------------------
                                   Robert S. Ehrlich
                                   Chairman of the Board and
                                   Chief Financial Officer
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                                 EXHIBIT INDEX
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      The following exhibit is filed with the Current Report on Form 8-K.


Exhibit No.                    Description
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    99.1       Press Release dated March 15, 2000 of Electric Fuel Corporation.